Exhibit 99.1
Squarespace Announces First Quarter 2023 Financial Results
Core business outperforms, delivering 14% topline growth;
Customer acquisition strength in March drives full-year guidance higher;
Unlevered free cash flow margin of 28% resulting from pricing success and marketing efficiency

NEW YORK, May 9, 2023 — Squarespace, Inc. (NYSE: SQSP), the design-driven platform helping entrepreneurs build brands and businesses online, today announced results for the first quarter ended March 31, 2023.

“Squarespace had an outstanding first quarter, delivering double-digit revenue and bookings growth,” said Anthony Casalena, Founder & CEO of Squarespace. “Our strong results exemplify the value we provide entrepreneurs looking to grow their businesses online.”

“The first quarter was an excellent start to the year, highlighted by strong demand for our offerings, improved marketing efficiency, and solid free cash flow,” said Nathan Gooden, CFO of Squarespace. “The momentum we are seeing supports our increased full-year guidance and positions us well to continue to deliver growth and profitability in 2023.”
First Quarter 2023 Financial Highlights
•Total revenue grew 14% year over year to $237.0 million in the first quarter, compared with $207.8 million in first quarter 2022, and 15% in constant currency.
◦Presence revenue grew 14% year over year to $164.4 million and 16% in constant currency.
◦Commerce revenue grew 14% year over year to $72.6 million and 15% in constant currency.
•Net income increased to $0.5 million, compared with a net loss of $92.9 million in the first quarter 2022, due to operating efficiency and recorded tax benefit.
•Earnings per share of $0.00 based on 134,917,610 basic and 137,182,268 dilutive weighted average shares in the first quarter, compared with loss per share of $0.67 based on 139,423,228 basic and dilutive weighted average shares in the first quarter 2022.
•Total bookings grew 16% year over year to $265.8 million in the first quarter, compared to $228.5 million in the first quarter 2022.
•Cash flow from operating activities increased 36% to $64.2 million for the trailing three months, compared with $47.3 million for the trailing three months ended March 31, 2022, due to continued momentum in bookings and a reduction in marketing and sales spend.
•Unlevered free cash flow increased 47% to $67.1 million representing 28% of total revenue for the trailing three months, compared with $45.5 million for the trailing three months ended March 31, 2022.
•Adjusted EBITDA increased to $30.9 million in the first quarter, compared with $(2.9) million in the first quarter 2022.
•Cash and cash equivalents of $239.3 million; total debt of $504.0 million, of which $40.8 million is current, debt net of cash and investments totaled $264.6 million.
•Total unique subscriptions increased 2% year over year to over 4.3 million in 2023, compared to 4.2 million in 2022.
•Average revenue per unique subscription ("ARPUS") increased 4% year over year to $212.76 in 2023, compared to $204.18 in 2022.

•Annual run rate revenue ("ARRR") increased 14% year over year to $990.5 million in 2023, compared to $869.0 million in 2022.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Outlook & Guidance
For the second quarter of fiscal year 2023, Squarespace currently expects:
•Revenue of $241 million to $245 million, or year-over-year growth of 13% to 15%
•Non-GAAP unlevered free cash flow of $49 million to $53 million. This is the result of:
◦Cash flow from operating activities of $47 million to $50 million, minus
◦Capital expenditures, expected to be approximately $3 million; plus
◦Cash paid for interest expense net of associated tax benefit, expected to be approximately $6 million

For the full fiscal year 2023, Squarespace currently expects:
•Revenue of $969 million to $981 million, or year-over-year growth of 12% to 13%
•Non-GAAP unlevered free cash flow of $192 million to $207 million. This is the result of:
◦Cash flow from operating activities of $179 million to $191 million, minus
◦Capital expenditures, expected in the range of $8 million to $10 million; plus
◦Cash paid for interest expense net of associated tax benefit, expected in the range of $23 million to $24 million
Webcast Conference Call & Shareholder Letter Information
Squarespace will host a conference call on May 9, 2023 at 8:30 a.m. ET to discuss its financial results. A live webcast of the event will be available in the Events & Presentations section of the Squarespace Investor Relations website. An archived replay of the webcast will be available following the conclusion of the call. Additionally, we invite you to read our shareholder letter available on our Investor Relations website.
Non-GAAP Financial Measures
Revenue growth in constant currency is being provided to increase transparency and align our disclosures with companies in our industry that receive material revenues from international sources. Revenue constant currency has been adjusted to exclude the effect of year-over-year changes in foreign currency exchange rate fluctuations. We believe providing this information better enables investors to understand our operating performance irrespective of currency fluctuations.
We calculate constant currency information by translating current period results from entities with foreign functional currencies using the comparable foreign currency exchange rates from the prior fiscal year. To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.
Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance. We calculate adjusted EBITDA as net income/(loss) excluding interest expense, other income/(loss), net (provision for)/benefit from income taxes, depreciation and amortization, stock-based compensation expense and other items that we do not consider indicative of our ongoing operating performance.
Unlevered free cash flow is a supplemental liquidity measure that Squarespace's management uses to evaluate its core operating business and its ability to meet its current and future financing and investing needs. Unlevered free cash flow is defined as cash flow from operating activities, including one-time expenses related to Squarespace's direct listing, less cash paid for capital expenditures increased by cash paid for interest expense net of the associated tax benefit.
Adjusted EBITDA, unlevered free cash flow and revenue constant currency are not prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and have important limitations as an analytical tool. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.
Further information on these non-GAAP items and reconciliation to their closest GAAP measure is provided below under, “Reconciliation of Non-GAAP Financial Measures.”
Definitions of Key Operating Metrics
Annual run rate revenue (“ARRR”). We calculate ARRR as the monthly revenue from subscription fees and revenue generated in conjunction with associated fees (fees taken or assessed in conjunction with commerce transactions) in the last month of the period multiplied by 12. We believe that ARRR is a key indicator of our future revenue potential. However, ARRR should be viewed independently of revenue, and does not represent our GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by subscription start and end dates and renewal rates. ARRR is not intended to be a replacement or forecast of revenue.
Unique subscriptions represent the number of unique sites, standalone scheduling subscriptions, Unfold (social) and hospitality subscriptions, as of the end of a period. A unique site represents a single subscription and/or group of related subscriptions, including a website subscription and/or a domain subscription, and other subscriptions related to a single website or domain. Every unique site contains at least one domain subscription or one website subscription. For instance, an active website subscription, a custom domain subscription and a Google Workspace subscription that represent services for a single website would count as one unique site, as all of these subscriptions work together and are in service of a single entity’s online presence. Unique subscriptions do not account for one-time purchases in Unfold or for hospitality services. The total number of unique subscriptions is a key indicator of the scale of our business and is a critical factor in our ability to increase our revenue base.
Average revenue per unique subscription (“ARPUS”). We calculate ARPUS as the total revenue during the preceding 12-month period divided by the average of the number of total unique subscriptions at the beginning and end of the period. We believe ARPUS is a useful metric in evaluating our ability to sell higher-value plans and add-on subscriptions.
Total bookings represents cash receipts for all subscriptions purchased, as well as payments due under the terms of contractual agreements for obligations to be fulfilled.

Gross merchandise value (“GMV”) represents the value of physical goods, content and time sold, including hospitality services, net of refunds, on our platform over a given period of time.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding Squarespace’s future operating results and financial position, including for its second fiscal quarter ending June 30, 2023 and its fiscal year ending December 31, 2023. The words "believe," "may," "will," "estimate," "potential," "continue," "anticipate," "intend," "expect," "could," "would," "project," "plan," "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: Squarespace's ability to attract and retain customers and expand their use of its platform; Squarespace’s ability to anticipate market needs and develop new solutions to meet those needs; Squarespace's ability to improve and enhance the functionality, performance, reliability, design, security and scalability of its existing solutions; Squarespace's ability to compete successfully in its industry against current and future competitors; the impact of the COVID-19 pandemic on

Squarespace, its customers and their users; Squarespace’s ability to manage growth and maintain demand for its solutions; Squarespace's ability to protect and promote its brand; Squarespace's ability to generate new customers through its marketing and selling activities; Squarespace’s ability to successfully identify, manage and integrate any existing and potential acquisitions; Squarespace's ability to hire, integrate and retain highly skilled personnel; Squarespace’s ability to adapt to and comply with existing and emerging regulatory developments, technological changes and cybersecurity needs; Squarespace's compliance with privacy and data protection laws and regulations as well as contractual privacy and data protection obligations; Squarespace’s ability to establish and maintain intellectual property rights; Squarespace’s ability to manage expansion into international markets; and the expected timing, amount, and effect of Squarespace’s share repurchases. It is not possible for Squarespace's management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Squarespace may make. In light of these risks, uncertainties, and assumptions, Squarespace's actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in Squarespace's filings with the Securities and Exchange Commission. Except as required by law, Squarespace assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
About Squarespace
Squarespace (NYSE: SQSP) is a design-driven platform helping entrepreneurs build brands and businesses online. We empower millions of customers in more than 200 countries and territories with all the tools they need to create an online presence, build an audience, monetize, and scale their business. Our suite of products range from websites, domains, ecommerce, and marketing tools, as well as tools for scheduling with Acuity, creating and managing social media presence with Bio Sites and Unfold, and hospitality business management via Tock. For more information, visit www.squarespace.com.
Contacts
Investors
Clare Perry
investors@squarespace.com
Media
Kaitlyn Rawlett
press@squarespace.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except shares and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$237,028	$207,762
Cost of revenue(1)	42,950	36,649
Gross profit	194,078	171,113
Operating expenses:
Research and product development(1)	58,570	57,328
Marketing and sales(1)	101,672	112,906
General and administrative(1)	32,340	35,981
Total operating expenses	192,582	206,215
Operating income/(loss)	1,496	(35,102)
Interest expense	(8,094)	(2,449)
Other (loss)/income, net	(840)	1,511
Loss before benefit from/(provision for) income taxes	(7,438)	(36,040)
Benefit from/(provision for) income taxes	7,940	(56,820)
Net income/(loss)	$502	$(92,860)

Net income/(loss) per share attributable to Class A, Class B and Class C common stockholders, basic	$0.00	$(0.67)
Net income/(loss) per share attributable to Class A, Class B and Class C common stockholders, dilutive	$0.00	$(0.67)
Weighted-average shares used in computing net income/(loss) per share attributable to Class A, Class B and Class C stockholders, basic	134,917,610	139,423,228
Weighted-average shares used in computing net income/(loss) per share attributable to Class A, Class B and Class C stockholders, dilutive	137,182,268	139,423,228
(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$1,052	$624
Research and product development	10,687	10,168
Marketing and sales	1,871	1,599
General and administrative	8,516	11,706
Total stock-based compensation	$22,126	$24,097

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$239,327	$197,037
Restricted cash	38,170	35,583
Investment in marketable securities	—	31,757
Accounts receivable, net	11,345	10,748
Due from vendors	3,383	4,442
Prepaid expenses and other current assets	64,240	48,326
Total current assets	356,465	327,893
Property and equipment, net	51,772	51,633
Operating lease right-of-use assets	84,590	86,824
Goodwill	210,438	210,438
Intangible assets, net	38,985	42,808
Other assets	12,151	10,921
Total assets	$754,401	$730,517
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,738	$12,987
Accrued liabilities	89,886	64,360
Deferred revenue	300,245	269,689
Funds payable to customers	40,424	38,845
Debt, current portion	40,758	40,758
Operating lease liabilities, current portion	11,821	11,514
Total current liabilities	488,872	438,153
Deferred income taxes, non-current portion	850	788
Debt, non-current portion	463,204	473,167
Operating lease liabilities, non-current portion	107,172	110,169
Other liabilities	12,638	11,231
Total liabilities	1,072,736	1,033,508
Commitments and contingencies
Stockholders’ deficit:
Class A common stock, par value of $0.0001; 1,000,000,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 87,295,014 and 87,754,534 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	8	8
Class B common stock, par value of $0.0001; 100,000,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 47,844,755 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	5	5
Class C common stock (authorized May 10, 2021), par value of $0.0001; 1,000,000,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; zero shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid in capital	859,417	875,737
Accumulated other comprehensive loss	(1,191)	(1,665)
Accumulated deficit	(1,176,574)	(1,177,076)
Total stockholders’ deficit	(318,335)	(302,991)
Total liabilities and stockholders’ deficit	$754,401	$730,517

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES:
Net income/(loss)	$502	$(92,860)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	7,241	8,058
Stock-based compensation	22,126	24,097
Deferred income taxes	62	—
Non-cash lease (income)/expense	(466)	328
Other	93	261
Changes in operating assets and liabilities:
Accounts receivable and due from vendors	411	(1,361)
Prepaid expenses and other current assets	(13,697)	31,896
Accounts payable and accrued liabilities	16,960	42,220
Deferred revenue	29,279	21,538
Funds payable to customers	1,580	10,847
Other operating assets and liabilities	64	2,246
Net cash provided by operating activities	64,155	47,270
INVESTING ACTIVITIES:
Proceeds from the sale and maturities of marketable securities	39,664	7,340
Purchases of marketable securities	(7,824)	(4,027)
Purchase of property and equipment	(3,075)	(3,359)
Net cash provided by/(used in) investing activities	28,765	(46)
FINANCING ACTIVITIES:
Principal payments on debt	(10,189)	(3,396)
Payments for repurchase and retirement of Class A common stock	(25,321)	—
Taxes paid related to net share settlement of equity awards	(12,760)	(7,556)
Proceeds from exercise of stock options	92	1,141
Net cash used in financing activities	(48,178)	(9,811)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	135	(217)
Net increase in cash, cash equivalents and restricted cash	44,877	37,196
Cash, cash equivalents, and restricted cash at the beginning of the period	232,620	233,680
Cash, cash equivalents, and restricted cash at the end of the period	$277,497	$270,876

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$239,327	$230,492
Restricted cash	38,170	40,384
Cash, cash equivalents, and restricted cash at the end of the period	$277,497	$270,876

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
Cash paid during the year for interest	$7,985	$2,149
Cash paid during the year for income taxes	$10,163	$1

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCE ACTIVITIES
Purchases of property and equipment included in accounts payable and accrued liabilities	$22	$1,332
Capitalized stock-based compensation	$469	$63
Accrued taxes related to net share settlement of equity awards	$645	$116

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(unaudited)
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2023	2022
Net income/(loss)	$502	$(92,860)
Interest expense	8,094	2,449
(Benefit from)/provision for income taxes	(7,940)	56,820
Depreciation and amortization	7,241	8,058
Stock-based compensation expense	22,126	24,097
Other loss/(income), net	840	(1,511)
Adjusted EBITDA	$30,863	$(2,947)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities	$64,155	$47,270
Cash paid of capital expenditures	(3,075)	(3,359)
Free cash flow	$61,080	$43,911
Cash paid for interest, net of the associated tax benefit	6,016	1,624
Unlevered free cash flow	$67,096	$45,535

	March 31, 2023	December 31, 2022
Total debt outstanding	$503,962	$513,925
Less: total cash and cash equivalents and marketable securities	239,327	228,794
Total net debt	$264,635	$285,131

	Three Months Ended March 31,
	2023	2022
Revenue, as reported	$237,028	$207,762
Revenue year-over-year growth rate, as reported	14.1%	15.7%
Effect of foreign currency translation ($)(1)	$(2,803)	$(4,187)
Effect of foreign currency translation (%)(1)	1.3%	2.3%
Revenue constant currency growth rate	15.4%	18.0%

	Three Months Ended March 31,
	2023	2022
Commerce revenue, as reported	$72,637	$63,817
Revenue year-over-year growth rate, as reported	13.8%	36.4%
Effect of foreign currency translation ($)(1)	$(489)	$(722)
Effect of foreign currency translation (%)(1)	0.8%	1.5%
Commerce constant currency growth rate	14.6%	37.9%

	Three Months Ended March 31,
	2023	2022
Presence revenue, as reported	$164,391	$143,945
Revenue year-over-year growth rate, as reported	14.2%	8.3%
Effect of foreign currency translation ($)(1)	$(2,314)	$(3,465)
Effect of foreign currency translation (%)(1)	1.6%	2.6%
Presence constant currency growth rate	15.8%	10.9%
(1) To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period.

	Three Months Ended March 31,
	2023	2022
Shares Outstanding:
Class A common stock	87,295,014	91,562,991
Class B common stock	47,844,755	48,344,755
Class C common stock	0	0
Total common stock outstanding	135,139,769	139,907,746

Amounts may not sum due to rounding.

KEY PERFORMANCE INDICATORS AND NON-GAAP FINANCIAL MEASURES
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Unique subscriptions (in thousands)	4,264	4,161
Total bookings (in thousands)	$265,789	$228,539
ARRR (in thousands)	$990,525	$869,000
ARPUS	$212.76	$204.18
Adjusted EBITDA (in thousands)	$30,863	$(2,947)
Unlevered free cash flow (in thousands)	$67,096	$45,535
GMV (in thousands)	$1,534,058	$1,574,540